Exhibit 21

Company	Country
EDS UK Limited	United Kingdom
502300 New Brunswick Inc.	Canada
A.T. Kearney (International) AG	Switzerland
A.T. Kearney (Portugal) Consultadoria de Gestao Lda	Portugal
A.T. Kearney (Proprietary) Limited	South Africa
A.T. Kearney (S.A.S.)	France
A.T. Kearney (Shanghai) Management Consulting Co. Ltd.	China
A.T. Kearney (Thailand) Limited	Thailand
A.T. Kearney A/S	Denmark
A.T. Kearney AB	Sweden
A.T. Kearney Argentina S.A.	Argentina
A.T. Kearney AS	Norway
A.T. Kearney Australia Pty Ltd	Australia
A.T. Kearney B.V.	The Netherlands
A.T. Kearney Co., Ltd	Taiwan
A.T. Kearney de Venezuela, C.A.	Venezuela
A.T. Kearney Ges.m.b.H	Austria
A.T. Kearney GmbH	Germany
A.T. Kearney India Private Limited	India
A.T. Kearney International AS	Norway
A.T. Kearney International, Inc.	Delaware
A.T. Kearney K.K.	Japan
A.T. Kearney Limited	United Kingdom
A.T. Kearney Ltd.	Canada
A.T. Kearney Ltda.	Brazil
A.T. Kearney Monoprosopi Epe	Greece
A.T. Kearney New Zealand Limited	New Zealand
A.T. Kearney NV	Belgium
A.T. Kearney Procurement Solutions, Inc.	Delaware
A.T. Kearney (S.A.S.)	France
A.T. Kearney S.p.A.	Italy
A.T. Kearney Pte. Ltd.	Singapore
A.T. Kearney Sp. z.o.o.	Poland
A.T. Kearney Yönetim Danismanlik A.S.	Turkey
A.T. Kearney, Inc.	Delaware
A.T. Kearney, S.A.	Spain
A.T. Kearney, S.A. de C.V.	Mexico
A.T. Kearney (Thailand) Limited	Thailand
Abbey National Credit and Payment Services Limited	United Kingdom
Ar@ncia S.r.l.	Italy
Atraxis Africa (Pty) Limited	South Africa
COGSYS Limited	United Kingdom
E.D.S. Canada Leasing Ltd.	Canada
E.D.S. de Mexico, Sociedad Anonima de Capital Variable	Mexico
E.D.S. International Corporation	Texas
E.D.S. International Limited	United Kingdom
E.D.S. Spectrum Corporation	Nevada
E.D.S. World Corporation (Far East)	Nevada
E.D.S. World Corporation (Netherlands)	Texas
eBreviate UK Limited	United Kingdom
EDS (Australia) Pty Limited	Australia
EDS (Business Process Administration) Pty Limited	Australia
EDS (China) Co., Ltd.	China
EDS Consulting Services S.A.S.	France
EDS (Electronic Data Systems) France S.A.S.	France
EDS (Electronic Data Systems) Limited	United Kingdom
EDS Global Field Services France S.A.S.	France

Entity Names	01/29/2004

EDS (Korea) Ltd.	Korea
EDS (New Zealand) Limited	New Zealand
EDS (Operations) Pty Limited	Australia
EDS (Queensland) Pty Ltd	Australia
EDS (Schweiz) AG	Switzerland
EDS (Services) Pty Ltd.	Australia
EDS Africa Limited	South Africa
EDS Answare S.A.	France
EDS Asia Pacific Services Corporation	Nevada
EDS Business Solutions GmbH	Germany
EDS Consulting Services Italia SpA	Italy
EDS Canada Inc.	Canada
EDS Credit Services Limited	United Kingdom
EDS Danmark A/S	Denmark
EDS de Honduras, S. De R.L. de C.V.	Honduras
EDS Defence Limited	United Kingdom
EDS Desenvoluimento de Productos Ltda.	Brazil
EDS Deutschland GmbH	Germany
EDS Electronic Data Sistemleri Ticaret Limited Sirketi	Turkey
EDS Electronic Data System Luxembourg S.A.	Luxembourg
EDS Electronic Data Systems (Hong Kong) Limited	Hong Kong
EDS Electronic Data Systems (Philippines), Inc.	Philippines
EDS Electronic Data Systems (Thailand) Co., Ltd.	Thailand
EDS Electronic Data Systems del Peru S.A.	Peru
EDS Electronic Data Systems Italia S.p.A.	Italy
EDS Electronic Data Systems Italia Software S.p.A.	Italy
EDS Electronic Datasystems Hungary Limited	Hungary
EDS Enterprise Solutions Africa (Pty) Limited	South Africa
EDS Europe	United Kingdom
EDS Finance Partnership (Canada) L.P.	Canada
EDS Finance plc	United Kingdom
EDS Financial Services Company (Ireland) Limited	Ireland
EDS Finland Oy Ab	Finland
EDS GFS – Unirepair B.V.	The Netherlands
EDS Global Field Services GmbH	Germany
EDS Global Field Services Limited	United Kingdom
EDS Global Field Services B.V.	The Netherlands
EDS Gulf States, WLL	Bahrain, State of
EDS Holding GmbH	Germany
EDS Information Business GmbH	Switzerland
EDS Information Services L.L.C.	Delaware
EDS Omterp[eratpr Servoces G,bH	Germany
EDS International (Greece) SA	Greece
EDS International (Singapore) Pte. Limited	Singapore
EDS International Limited	United Kingdom
EDS Japan LLC	Delaware
EDS Lanka (Private) Limited	Sri Lanka
EDS Mid-Market Solutions GmbH	Germany
EDS MSC (Malaysia) Sdn Bhd	Malaysia
EDS Norge AS	Norway
EDS Operations Services GmbH	Germany
EDS Poland Sp. z.o.o.	Poland
EDS Professionnel Secteur Financier (PSF) Luxembourg S.A.	Luxembourg
EDS Pubblica Amministrazione S.p.A.	Italy
EDS Schweinfurt GmbH	Germany
EDS South Africa (Pty) Ltd	South Africa
EDS Sweden AB	Sweden
EDS Vermögensverwaltungs GmbH & Co. KG	Germany
EDS Verwaltungs GmbH	Germany
EDS World Services Corporation	Nevada

Entity Names	01/29/2004

EDS Zimbabwe (Pvt) Limited	Zimbabwe
EDS, s.r.o.	Czech Republic
Electronic Data Systems Colombia, S.A.	Columbia
EDS-Electronic Data Systems (India) Private Limited	India
EDS-Electronic Data Systems do Brasil Ltda	Brazil
EDS-Electronic Data Systems Processamento de Dados Informaticos, Lda.	Portugal
Electronic Data Systems (EDS Austria) GmbH	Austria
Electronic Data Systems (EDS Ecuador) CIA, LTDA	Ecuador
Electronic Data Systems (EDS) de Argentina S.A.	Argentina
Electronic Data Systems (EDS) de Costa Rica S.A.	Costa Rica
Electronic Data Systems (EDS) de Guatemala S.A.	Guatemala
Electronic Data Systems (EDS) de Nicaragua y Cia Ltda.	Nicaragua
Electronic Data Systems (EDS) Dominicana, S.A.	Dominican Republic
Electronic Data Systems (EDS) International B.V.	The Netherlands
Electronic Data Systems (EDS) Israel, Ltd.	Israel
Electronic Data Systems (EDS) of Panama Corp.	Panama
Electronic Data Systems (Egypt) SAE	Egypt
Electronic Data Systems (Ireland) Limited	Ireland
Electronic Data Systems Belgium N.V.	Belgium
Electronic Data Systems Chile, S.A.	Chile, Republic of
Electronic Data Systems Colombia, S.A.	Colombia
Electronic Data Systems Contact Center S.L.	Spain
Electronic Data Systems de El Salvador, Limitada de Capital Variable	El Salvador
Electronic Data Systems de Venezuela “EDS” C.A.	Venezuela
Electronic Data Systems España S.A.	Spain
Electronic Data Systems IT Services (M) Sdn. Bhd.	Malaysia
Electronic Data Systems Limited	England
Electronic Data Systems Taiwan Corporation	Taiwan
Eurexcel Associes S.A.	France
High Tech Services Insurance, Ltd.	Bermuda
High Tech Services Risk Retention Group, Inc.	Vermont
Insurance Software Solutions Corp. (dba SOLCORP)	Canada
Interchange Servicos	Brazil
Istiservice S.p.A.	Italy
Japan Systems Company Limited	Japan
JS Engineering	Japan
K.C.E. Company, Limited	Japan
La Francaise De Maintenance SCS (“LFM”)	France
Legacy Receivables LLC	Delaware
Media Accounting Services Limited	United Kingdom
Memorex Telex France S.A.	France
Memorex Telex Ireland Limited	Ireland
Memorex Telex S.A.	Spain
Memorex Telex UK Limited	United Kingdom
National Heritage Insurance Company	Texas
NK Joho Engineering	Japan
Nova EDS-Petro, Electronic Data Systems de Portugal, Proessamento de Dados Informaticos, Lda.	Portugal
P.T. Electronic Data Systems Indonesia	Indonesia
PlanOrg AG	Germany
PT A.T. Kearney	Indonesia
PT Indo-EDS Daya Selaras	Indonesia
Rol. 20, S.A.	Spain
Roma Servizi Informatici S.p.A.	Italy
Servizi ICT S.r.l.	Italy
SHL Subco 1 Inc.	Canada
SHL Subco 2 Inc.	Canada
SHL Subco 3 Inc.	Canada

Entity Names	01/29/2004

SHL Subco 4 Inc.	Canada
SHL Subco 5 Inc.	Canada
SHL Technology Solutions Limited	United Kingdom
Sistemi Sanitari S.p.A.	Italy
SmartHealth Inc.	Canada
Solcorp Japan Co., Ltd.	Japan
Spectra Securities Software Inc.	Canada
Systematics Communications GmbH	Germany
Systematics GmbH	Germany
Systematics Integration Limited	United Kingdom
Systematics N.V.	Belgium
Systematics Network Services GmbH	Germany
Systematics Soft Solution S.A.	Switzerland
Systemhouse (Barbados) Inc.	Barbados
Teramira Holdings, Inc.	Canada
The Feld Group, Inc.	Delaware
Transportation Community Network Ltd.	Hong Kong
Wendover Financial Services Corporation	North Carolina
Wendover Funding, Inc.	North Carolina